Exhibit 99.1

Starbucks Delivers Record Quarterly Revenue of $4.9 Billion and Record Q3 EPS
Comp Store Sales Rise 7% Globally, 8% in the Americas, and 11% in China/Asia Pacific; Global Traffic Up 4%
Global Revenues Rise 18%; GAAP Operating Income Up 22% to a Q3 Record $939 Million
GAAP EPS Jumps 21% to a Q3 Record $0.41; Non-GAAP EPS Jumps 24% to a Q3 Record $0.42
Company Increases Outlook for Fiscal 2015

SEATTLE; July 23, 2015 – Starbucks Corporation (NASDAQ: SBUX) today reported financial results for its 13-week fiscal third quarter and 39-week fiscal year to date ended June 28, 2015. Q3 FY15 GAAP results include Starbucks Japan acquisition-related items, which are excluded from the non-GAAP results. Please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release.

Q3 Fiscal 2015 Highlights:

•	Global comparable store sales increased 7%, driven by a 4% increase in traffic

◦	Americas comp sales increased 8%, driven by a 4% increase in traffic

◦	China/Asia Pacific comp sales increased 11%, driven by a 10% increase in traffic

◦	EMEA comp sales increased 3%, driven by a 2% increase in traffic

•	Consolidated net revenues increased 18% over Q3 FY14 to a quarterly record $4.9 billion

•	Consolidated operating income up 22% to $938.6 million

◦	Non-GAAP operating income up 24% to $950.1 million

•	Consolidated operating margin expanded 70 basis points to 19.2%

◦	Non-GAAP operating margin increased 100 basis points to 19.5%

•	GAAP earnings increased 21% over Q3 FY14 to $0.41 per share

◦	Non-GAAP earnings increased 24% over Q3 FY14 to $0.42 per share

•	Starbucks Mobile Order & Pay expanded to over 4,000 U.S. company-operated stores in Q3; full deployment to all U.S. company-operated stores by holiday

•	431 net new stores opened in the quarter; total store count reaches 22,519

•	Year over year comparable store customer transactions increased nearly 18 million in the U.S. and over 23 million globally

“Starbucks Q3 fiscal 2015 stands as among the strongest and most remarkable quarters in our over 23 years as a public company,” said Howard Schultz, chairman and ceo. “The 4% increase in global transactions we reported equates to our having served an additional 23 million customer occasions in Q3 of this year over last year, clearly evidencing a continuation of the strong momentum we have seen across our business and around the world this fiscal year,” Schultz added.

“Starbucks very strong year over year financial performance in Q3 demonstrates our commitment to delivering best in class financial and operating results while at the same time investing in our future growth - building new stores, renovating existing stores, deploying new technology - investing in our partners and delivering an elevated Starbucks Experience to our customers,” said Scott Maw, Starbucks cfo. “We believe that by getting this balance right, we will be able to continue delivering exceptional growth, profitability and increased returns to our shareholders,” Maw added.

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Third Quarter Fiscal 2015 Summary

	Quarter Ended Jun 28, 2015
Comparable Store Sales(1)	Sales Growth	Change in Transactions	Change in Ticket
Consolidated	7%	4%	3%
Americas	8%	4%	4%
EMEA	3%	2%	1%
CAP	11%	10%	1%
(1) Includes only Starbucks company-operated stores open 13 months or longer.

Operating Results	Quarter Ended
($ in millions, except per share amounts)	Jun 28, 2015	Jun 29, 2014	Change
Net New Stores	431	344	87
Revenues	$4,881.2	$4,153.7	18%
Operating Income	$938.6	$768.5	22%
Operating Margin	19.2%	18.5%	70 bps
EPS	$0.41	$0.34	21%

Consolidated net revenues were $4.9 billion in Q3 FY15, an increase of 18% over Q3 FY14. The increase was primarily driven by incremental revenues from the acquisition of Starbucks Japan, a 7% increase in global comparable store sales and the opening of 1,592 net new stores over the past 12 months.

Consolidated operating income grew 22% to $938.6 million in Q3 FY15, up from $768.5 million in Q3 FY14. Consolidated operating margin expanded 70 basis points to 19.2% primarily driven by sales leverage. This was partially offset by the impact of our ownership change in Starbucks Japan, which drove 90 basis points of margin decline, and by investments in our store partners (employees) in the Americas segment.
Q3 Americas Segment Results

	Quarter Ended
($ in millions)	Jun 28, 2015	Jun 29, 2014	Change
Net New Stores	171	149	22
Revenues	$3,414.6	$3,057.7	12%
Operating Income	$855.3	$728.5	17%
Operating Margin	25.0%	23.8%	120 bps

Net revenues for the Americas segment were $3.4 billion in Q3 FY15, an increase of 12% over Q3 FY14. The increase was driven by 8% growth in comparable store sales and incremental revenues from 658 net new store openings over the past 12 months.

Operating income of $855.3 million in Q3 FY15 increased 17% from $728.5 million in Q3 FY14. Operating margin expanded 120 basis points to 25.0% primarily due to sales leverage and lower commodity costs, primarily dairy, and was partially offset by investments in our store partners (employees).

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Q3 EMEA Segment Results

	Quarter Ended
($ in millions)	Jun 28, 2015	Jun 29, 2014	Change
Net New Stores	58	37	21
Revenues	$294.7	$323.5	(9)%
Operating Income	$36.0	$29.2	23%
Operating Margin	12.2%	9.0%	320 bps

Net revenues for the EMEA segment were $294.7 million in Q3 FY15, a 9% decrease versus Q3 FY14. The decrease was primarily driven by unfavorable foreign currency translation and the shift in the portfolio towards more licensed stores. Partially offsetting the decrease was a 3% increase in comparable store sales.

Operating income increased 23% to $36.0 million in Q3 FY15, up from $29.2 million in Q3 FY14. Operating margin expanded 320 basis points to 12.2%, primarily due to sales leverage driven by the ongoing shift in the portfolio towards more licensed stores.
Q3 China/Asia Pacific Segment Results

	Quarter Ended
($ in millions)	Jun 28, 2015	Jun 29, 2014	Change
Net New Stores	205	160	45
Revenues	$652.7	$287.6	127%
Operating Income	$150.0	$100.8	49%
Operating Margin	23.0%	35.0%	(1,200) bps

Net revenues for the China/Asia Pacific segment grew 127% to $652.7 million in Q3 FY15. The increase was primarily driven by incremental revenues from the acquisition of Starbucks Japan. Also contributing were incremental revenues from 750 net new store openings over the past 12 months and an 11% increase in comparable store sales.

Operating income grew 49% to $150.0 million in Q3 FY15. Operating margin declined 1,200 basis points to 23.0% due to the impact of our ownership change in Starbucks Japan, which drove a 1,570 basis point decline. The remaining 370 basis point expansion was primarily driven by sales leverage as well as improved profitability in our company-operated stores in the region.

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Q3 Channel Development Segment Results

	Quarter Ended
($ in millions)	Jun 28, 2015	Jun 29, 2014	Change
Revenues	$403.6	$375.3	8%
Operating Income	$143.4	$139.3	3%
Operating Margin	35.5%	37.1%	(160) bps

Net revenues for the Channel Development segment grew 8% to $403.6 million in Q3 FY15, primarily driven by increased sales of premium single-serve products and higher foodservice sales.

Operating income of $143.4 million in Q3 FY15 grew 3% compared to Q3 FY14. Operating margin decreased 160 basis points to 35.5%, primarily driven by increased marketing spend and increased coffee costs. The decrease was partially offset by leverage on cost of sales and increased income from our North American Coffee Partnership.
Q3 All Other Segments Results

	Quarter Ended
($ in millions)	Jun 28, 2015	Jun 29, 2014	Change
Net New Stores	(3)	(2)	(1)
Revenues	$115.6	$109.6	5%
Operating Loss	$(13.1)	$(18.9)	(31)%

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Year to Date Financial Results

	Three Quarters Ended Jun 28, 2015
Comparable Store Sales(1)	Sales Growth	Change in Transactions	Change in Ticket
Consolidated	7%	3%	4%
Americas	7%	3%	4%
EMEA	3%	2%	1%
CAP	10%	9%	1%
(1) Includes only Starbucks company-operated stores open 13 months or longer.

Operating Results	Three Quarters Ended
($ in millions, except per share amounts)	Jun 28, 2015	Jun 29, 2014	Change
Net New Stores (1)	1,153	1,096	57
Revenues	$14,247.9	$12,267.1	16%
Operating Income	$2,631.6	$2,226.3	18%
Operating Margin	18.5%	18.1%	40 bps
EPS	$1.39	$0.97	43%
(1) Net new stores include the closure of 132 Target Canada licensed stores in the second quarter of fiscal 2015.

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Fiscal 2015 Targets
Starbucks is providing the following fiscal 2015 targets. Projected Q4 FY15 non-GAAP adjustments relate to the acquisition of Starbucks Japan and the redemption of debt; please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release.
The Company Provides the Following Targets:

•	Total net new store openings for the fiscal year remain at 1,650:

◦	Americas: remain at approximately 600, half licensed

◦	EMEA: remain at approximately 200, primarily licensed

◦	China/Asia Pacific: remain at approximately 850, two-thirds licensed

•	Continue to expect full year revenue growth of 16% to 18%

•	Global comparable store sales growth remains in the mid-single digits

•
Full year GAAP operating margin is still expected to be flat to FY14 due to the impact of the acquisition of Starbucks Japan; full year non-GAAP operating margin is still expected to modestly improve over prior year non-GAAP operating margin. Operating margin by segment:

◦	Americas: continue to expect modest margin improvement over FY14

◦	EMEA: now expecting margin to be at or slightly above the upper end of the 10% to 12% range

◦	China/Asia Pacific: now expecting margin to be slightly over 20%

◦	Channel Development: continue to expect margin improvement of approximately 150 basis points over FY14

•	Continue to expect a consolidated tax rate of approximately 31% on a GAAP basis

•	GAAP Earnings per Share:

◦	Now expect full year EPS in the range of $1.77 to $1.78

◦	Now expect Q4 EPS in the range of $0.38 to $0.39

•	Non-GAAP Earnings per Share:

◦	Now expect full year EPS in the range of $1.57 to $1.58

◦	Continue to expect Q4 EPS in the range of $0.42 to $0.43

•	The Company now expects capital expenditures of approximately $1.3 billion

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Company Updates

•
Starbucks and PepsiCo, Inc. today announced they have entered into an agreement for the marketing, sales and distribution of a locally-relevant portfolio of Starbucks ready-to-drink (RTD) coffee and energy products in Latin America.

•
Enhancing the digital experience for My Starbucks Rewards® members, the company has recently made three strategic relationship announcements, starting with Spotify in May, The New York Times on July 21 and Lyft on July 22. Each of the announcements supports a new opportunity for Starbucks loyalty program members to earn stars through purchases made with other companies and then have the ability to redeem those earned stars for food and beverages at participating Starbucks® stores. These relationships, collectively, lend to a broader strategy to build a robust digital ecosystem with businesses that complement our customer experience.

•
The Company recently announced two new strategic business partnerships; the first is a licensed agreement with Casino Restauration (a subsidiary of Groupe Casino) that will open Starbucks stores within Géant Casino Hypermarkets and Casino Supermarkets across France. The second is a licensed partnership with Taste Holdings to open Starbucks stores across South Africa, starting with Johannesburg which is expected to open in 2016. This will be Starbucks first store in sub-Saharan Africa.

•	In May, Starbucks opened a store in Japan’s Tottori Prefecture, the last district in Japan without a Starbucks store. The company operates more than 1,000 stores across the country.

•
Starbucks, along with more than a dozen leading, U.S.-based companies, announced on July 13 the formation of the 100,000 Opportunities Initiative, an employer-led coalition with a collective goal of engaging 100,000 Opportunity Youth - 16 to 24 year olds who face systemic barriers to jobs and education - through apprenticeships, internships, training programs, and both part-time and full-time jobs.

•
In June, Starbucks raised $850 million in proceeds from a public offering of $500 million of 2.700% Senior Notes due 2022 and $350 million of 4.300% Senior Notes due 2045.  As previously announced, a portion of the proceeds from the offering were used to redeem the Company’s $550 million of 6.250% Senior Notes due 2017.  The redemption was settled July 1, 2015.

•
The Company repurchased 12.1 million shares of common stock in Q3 FY15; 61 million shares remain available for purchase under current authorizations, comprised of 11 million shares that remained available for repurchase as of June 28, 2015 under an existing authorization and an additional 50 million shares which the Company announced today has been authorized for repurchase by its Board of Directors under its ongoing share repurchase program.

•	The Board of Directors declared a cash dividend of $0.16 per share, payable on August 21, 2015 to shareholders of record as of August 6, 2015.

Conference Call

Starbucks will be holding a conference call today at 2:00 p.m. Pacific Time, which will be hosted by Howard Schultz, chairman and ceo; Kevin Johnson, president and coo; and Scott Maw, cfo. The call will be webcast and can be accessed at http://investor.starbucks.com. A replay of the webcast will be available through approximately 9:00 p.m. Pacific Time on Thursday, August 20, 2015.

About Starbucks

Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting high-quality arabica coffee. Today, with stores around the globe, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at news.starbucks.com or www.starbucks.com.

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Forward-Looking Statements

This release contains forward-looking statements relating to certain company initiatives, strategies and plans, as well as trends in or expectations regarding our diversified business model, the strength, momentum, health and potential of our business, operations and brand, our innovation, growth and growth opportunities and related investments, earnings per share, revenues, operating margins, profitability, capital expenditures, tax rate, financial discipline, anticipated gains and costs related to the acquisition of Starbucks Japan, comparable store sales and net new stores. These forward-looking statements are based on currently available operating, financial and competitive information and are subject to a number of significant risks and uncertainties.  Actual future results may differ materially depending on a variety of factors including, but not limited to, fluctuations in U.S. and international economies and currencies, our ability to preserve, grow and leverage our brands, potential negative effects of material breaches of our information technology systems if any were to occur, costs associated with, and the successful execution of, the company’s initiatives and plans, including the acquisition of Starbucks Japan, the acceptance of the company’s products by our customers, the impact of competition, coffee, dairy and other raw material prices and availability, the effect of legal proceedings, and other risks detailed in the company filings with the Securities and Exchange Commission, including the “Risk Factors” section of Starbucks Annual Report on Form 10-K for the fiscal year ended September 28, 2014.  The company assumes no obligation to update any of these forward-looking statements.

Contacts:

Starbucks Contact, Investor Relations:	Starbucks Contact, Media:
JoAnn DeGrande	Alisha Damodaran
206-318-7118	206-318-7100
investorrelations@starbucks.com	press@starbucks.com

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STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in millions, except per share data)

	Quarter Ended			Quarter Ended
	Jun 28, 2015	Jun 29, 2014	% Change	Jun 28, 2015	Jun 29, 2014

				As a % of total net revenues
Net revenues:
Company-operated stores	$3,915.0	$3,290.5	19.0%	80.2%	79.2%
Licensed stores	475.2	408.1	16.4	9.7	9.8
CPG, foodservice and other	491.0	455.1	7.9	10.1	11.0
Total net revenues	4,881.2	4,153.7	17.5	100.0	100.0
Cost of sales including occupancy costs	1,953.9	1,711.5	14.2	40.0	41.2
Store operating expenses	1,392.4	1,176.5	18.4	28.5	28.3
Other operating expenses	131.6	120.6	9.1	2.7	2.9
Depreciation and amortization expenses	236.5	180.1	31.3	4.8	4.3
General and administrative expenses	288.5	269.4	7.1	5.9	6.5
Total operating expenses	4,002.9	3,458.1	15.8	82.0	83.3
Income from equity investees	60.3	72.9	(17.3)	1.2	1.8
Operating income	938.6	768.5	22.1	19.2	18.5
Interest income and other, net	25.5	19.4	31.4	0.5	0.5
Interest expense	(19.1)	(16.4)	16.5	(0.4)	(0.4)
Earnings before income taxes	945.0	771.5	22.5	19.4	18.6
Income taxes	318.5	259.0	23.0	6.5	6.2
Net earnings including noncontrolling interests	626.5	512.5	22.2	12.8	12.3
Net earnings/(loss) attributable to noncontrolling interests	(0.2)	(0.1)	100.0	—	—
Net earnings attributable to Starbucks	$626.7	$512.6	22.3	12.8%	12.3%

Net earnings per common share - diluted	$0.41	$0.34	20.6%
Weighted avg. shares outstanding - diluted	1,515.7	1,522.0

Cash dividends declared per share	$0.16	$0.13

Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				35.6%	35.8%
Effective tax rate including noncontrolling interests				33.7%	33.6%

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	Three Quarters Ended			Three Quarters Ended
	Jun 28, 2015	Jun 29, 2014	% Change	Jun 28, 2015	Jun 29, 2014

				As a % of total net revenues
Net revenues:
Company-operated stores	$11,310.7	$9,702.3	16.6%	79.4%	79.1%
Licensed stores	1,380.5	1,166.1	18.4	9.7	9.5
CPG, foodservice and other	1,556.7	1,398.7	11.3	10.9	11.4
Total net revenues	14,247.9	12,267.1	16.1	100.0	100.0
Cost of sales including occupancy costs	5,804.9	5,135.7	13.0	40.7	41.9
Store operating expenses	4,032.5	3,486.1	15.7	28.3	28.4
Other operating expenses	394.5	346.3	13.9	2.8	2.8
Depreciation and amortization expenses	659.6	524.2	25.8	4.6	4.3
General and administrative expenses	892.8	752.6	18.6	6.3	6.1
Litigation credit	—	(20.2)	(100.0)	—	(0.2)
Total operating expenses	11,784.3	10,224.7	15.3	82.7	83.4
Income from equity investees	168.0	183.9	(8.6)	1.2	1.5
Operating income	2,631.6	2,226.3	18.2	18.5	18.1
Gain resulting from acquisition of joint venture	390.6	—	nm	2.7	—
Interest income and other, net	36.6	57.0	(35.8)	0.3	0.5
Interest expense	(52.3)	(47.7)	9.6	(0.4)	(0.4)
Earnings before income taxes	3,006.5	2,235.6	34.5	21.1	18.2
Income taxes	899.7	755.4	19.1	6.3	6.2
Net earnings including noncontrolling interests	2,106.8	1,480.2	42.3	14.8	12.1
Net earnings/(loss) attributable to noncontrolling interests	1.9	(0.1)	nm	—	—
Net earnings attributable to Starbucks	$2,104.9	$1,480.3	42.2%	14.8%	12.1%

Net earnings per common share - diluted	$1.39	$0.97	43.3%
Weighted avg. shares outstanding - diluted	1,516.3	1,527.8

Cash dividends declared per share	$0.48	$0.39

Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				35.7%	35.9%
Effective tax rate including noncontrolling interests				29.9%	33.8%

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Segment Results (in millions)

Americas

	Jun 28, 2015	Jun 29, 2014	% Change	Jun 28, 2015	Jun 29, 2014

Quarter Ended				As a % of Americas total net revenues
Net revenues:
Company-operated stores	$3,061.3	$2,772.3	10.4%	89.7%	90.7%
Licensed stores	344.9	275.6	25.1	10.1	9.0
Foodservice and other	8.4	9.8	(14.3)	0.2	0.3
Total net revenues	3,414.6	3,057.7	11.7	100.0	100.0
Cost of sales including occupancy costs	1,227.7	1,130.0	8.6	36.0	37.0
Store operating expenses	1,126.7	1,002.4	12.4	33.0	32.8
Other operating expenses	26.9	26.2	2.7	0.8	0.9
Depreciation and amortization expenses	130.8	119.5	9.5	3.8	3.9
General and administrative expenses	47.2	51.1	(7.6)	1.4	1.7
Total operating expenses	2,559.3	2,329.2	9.9	75.0	76.2
Operating income	$855.3	$728.5	17.4%	25.0%	23.8%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				36.8%	36.2%

Three Quarters Ended
Net revenues:
Company-operated stores	$8,890.5	$8,120.6	9.5%	89.7%	90.8%
Licensed stores	993.0	787.6	26.1	10.0	8.8
Foodservice and other	26.0	31.2	(16.7)	0.3	0.3
Total net revenues	9,909.5	8,939.4	10.9	100.0	100.0
Cost of sales including occupancy costs	3,624.4	3,353.8	8.1	36.6	37.5
Store operating expenses	3,276.1	2,965.9	10.5	33.1	33.2
Other operating expenses	93.4	75.2	24.2	0.9	0.8
Depreciation and amortization expenses	386.5	346.6	11.5	3.9	3.9
General and administrative expenses	146.6	131.9	11.1	1.5	1.5
Total operating expenses	7,527.0	6,873.4	9.5	76.0	76.9
Operating income	$2,382.5	$2,066.0	15.3%	24.0%	23.1%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				36.8%	36.5%

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EMEA

	Jun 28, 2015	Jun 29, 2014	% Change	Jun 28, 2015	Jun 29, 2014

Quarter Ended				As a % of EMEA total net revenues
Net revenues:
Company-operated stores	$217.8	$251.8	(13.5)%	73.9%	77.8%
Licensed stores	65.5	60.8	7.7	22.2	18.8
Foodservice	11.4	10.9	4.6	3.9	3.4
Total net revenues	294.7	323.5	(8.9)	100.0	100.0
Cost of sales including occupancy costs	143.1	161.4	(11.3)	48.6	49.9
Store operating expenses	78.4	91.4	(14.2)	26.6	28.3
Other operating expenses	12.9	12.5	3.2	4.4	3.9
Depreciation and amortization expenses	12.4	15.1	(17.9)	4.2	4.7
General and administrative expenses	12.8	15.0	(14.7)	4.3	4.6
Total operating expenses	259.6	295.4	(12.1)	88.1	91.3
Income from equity investees	0.9	1.1	(18.2)	0.3	0.3
Operating income	$36.0	$29.2	23.3%	12.2%	9.0%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				36.0%	36.3%

Three Quarters Ended
Net revenues:
Company-operated stores	$688.0	$766.3	(10.2)%	75.7%	78.8%
Licensed stores	185.4	175.8	5.5	20.4	18.1
Foodservice	35.0	30.9	13.3	3.9	3.2
Total net revenues	908.4	973.0	(6.6)	100.0	100.0
Cost of sales including occupancy costs	434.4	487.9	(11.0)	47.8	50.1
Store operating expenses	240.4	280.1	(14.2)	26.5	28.8
Other operating expenses	40.0	35.9	11.4	4.4	3.7
Depreciation and amortization expenses	38.9	44.5	(12.6)	4.3	4.6
General and administrative expenses	41.6	47.1	(11.7)	4.6	4.8
Total operating expenses	795.3	895.5	(11.2)	87.5	92.0
Income from equity investees	2.1	3.0	(30.0)	0.2	0.3
Operating income	$115.2	$80.5	43.1%	12.7%	8.3%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				34.9%	36.6%

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China/Asia Pacific (CAP)

	Jun 28, 2015	Jun 29, 2014	% Change	Jun 28, 2015	Jun 29, 2014

Quarter Ended				As a % of CAP total net revenues
Net revenues:
Company-operated stores	$588.4	$217.0	171.2%	90.1%	75.5%
Licensed stores	63.1	70.6	(10.6)	9.7	24.5
Foodservice and other	1.2	—	nm	0.2	—
Total net revenues	652.7	287.6	126.9	100.0	100.0
Cost of sales including occupancy costs	281.8	137.8	104.5	43.2	47.9
Store operating expenses	161.2	54.8	194.2	24.7	19.1
Other operating expenses	15.8	13.2	19.7	2.4	4.6
Depreciation and amortization expenses	41.2	11.3	264.6	6.3	3.9
General and administrative expenses	30.3	16.0	89.4	4.6	5.6
Total operating expenses	530.3	233.1	127.5	81.2	81.1
Income from equity investees	27.6	46.3	(40.4)	4.2	16.1
Operating income	$150.0	$100.8	48.8%	23.0%	35.0%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				27.4%	25.3%

Three Quarters Ended
Net revenues:
Company-operated stores	$1,542.5	$621.1	148.3%	88.5%	75.8%
Licensed stores	197.6	198.7	(0.6)%	11.3	24.2
Foodservice and other	3.5	—	nm	0.2	—
Total net revenues	1,743.6	819.8	112.7	100.0	100.0
Cost of sales including occupancy costs	784.8	398.0	97.2	45.0	48.5
Store operating expenses	436.0	158.5	175.1	25.0	19.3
Other operating expenses	43.4	34.8	24.7	2.5	4.2
Depreciation and amortization expenses	106.3	33.4	218.3	6.1	4.1
General and administrative expenses	88.4	43.1	105.1	5.1	5.3
Total operating expenses	1,458.9	667.8	118.5	83.7	81.5
Income from equity investees	85.8	116.8	(26.5)	4.9	14.2
Operating income	$370.5	$268.8	37.8%	21.2%	32.8%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				28.3%	25.5%

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Channel Development

	Jun 28, 2015	Jun 29, 2014	% Change	Jun 28, 2015	Jun 29, 2014

Quarter Ended				As a % of Channel Development total net revenues
Net revenues:
CPG	$302.2	$286.6	5.4%	74.9%	76.4%
Foodservice	101.4	88.7	14.3	25.1	23.6
Total net revenues	403.6	375.3	7.5	100.0	100.0
Cost of sales	228.3	208.3	9.6	56.6	55.5
Other operating expenses	58.9	48.3	21.9	14.6	12.9
Depreciation and amortization expenses	0.7	0.4	75.0	0.2	0.1
General and administrative expenses	4.1	4.5	(8.9)	1.0	1.2
Total operating expenses	292.0	261.5	11.7	72.3	69.7
Income from equity investees	31.8	25.5	24.7	7.9	6.8
Operating income	$143.4	$139.3	2.9%	35.5%	37.1%

Three Quarters Ended
Net revenues:
CPG	$975.8	$875.1	11.5%	76.6%	76.3%
Foodservice	298.4	271.7	9.8	23.4	23.7
Total net revenues	1,274.2	1,146.8	11.1	100.0	100.0
Cost of sales	722.2	667.5	8.2	56.7	58.2
Other operating expenses	160.9	142.9	12.6	12.6	12.5
Depreciation and amortization expenses	2.0	1.2	66.7	0.2	0.1
General and administrative expenses	12.5	13.8	(9.4)	1.0	1.2
Total operating expenses	897.6	825.4	8.7	70.4	72.0
Income from equity investees	80.1	64.1	25.0	6.3	5.6
Operating income	$456.7	$385.5	18.5%	35.8%	33.6%

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All Other Segments

	Jun 28, 2015	Jun 29, 2014	% Change

Quarter Ended
Net revenues:
Company-operated stores	$47.5	$49.4	(3.8)%
Licensed stores	1.7	1.1	54.5
CPG, foodservice and other	66.4	59.1	12.4
Total net revenues	115.6	109.6	5.5
Cost of sales including occupancy costs	72.7	65.9	10.3
Store operating expenses	26.1	27.9	(6.5)
Other operating expenses	17.3	20.5	(15.6)
Depreciation and amortization expenses	4.3	3.9	10.3
General and administrative expenses	8.3	10.3	(19.4)
Total operating expenses	128.7	128.5	0.2
Operating loss	$(13.1)	$(18.9)	(30.7)%

Three Quarters Ended
Net revenues:
Company-operated stores	$189.7	$194.3	(2.4)%
Licensed stores	4.5	4.0	12.5
CPG, foodservice and other	218.0	189.8	14.9
Total net revenues	412.2	388.1	6.2
Cost of sales including occupancy costs	242.5	217.2	11.6
Store operating expenses	80.0	81.6	(2.0)
Other operating expenses	57.1	58.1	(1.7)
Depreciation and amortization expenses	12.2	11.3	8.0
General and administrative expenses	27.2	32.9	(17.3)
Total operating expenses	419.0	401.1	4.5
Operating loss	$(6.8)	$(13.0)	(47.7)%

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Supplemental Information

The following supplemental information is provided for historical and comparative purposes.
U.S. Supplemental Data

	Quarter Ended
($ in millions)	Jun 28, 2015	Jun 29, 2014	Change
Revenues	$3,091.0	$2,731.2	13%
Comparable Store Sales Growth(1)	8%	7%
Change in Transactions	4%	2%
Change in Ticket	4%	5%
(1) Includes only Starbucks company-operated stores open 13 months or longer

Store Data:

	Net stores opened (closed) and transferred during the period
	Quarter Ended		Three Quarters Ended		Stores open as of
	Jun 28, 2015	Jun 29, 2014	Jun 28, 2015	Jun 29, 2014	Jun 28, 2015	Jun 29, 2014
Americas(1)
Company-operated stores	68	69	187	155	8,582	8,233
Licensed stores	103	80	192	264	5,988	5,679
Total Americas	171	149	379	419	14,570	13,912
EMEA(2)
Company-operated stores	(9)	(3)	(33)	1	784	827
Licensed stores	67	40	184	132	1,507	1,275
Total EMEA	58	37	151	133	2,291	2,102
China/Asia Pacific (3,4)
Company-operated stores	82	45	1,219	159	2,351	1,041
Licensed stores	123	115	(604)	384	2,888	3,384
Total China/Asia Pacific	205	160	615	543	5,239	4,425
All Other Segments
Company-operated stores	(1)	10	9	21	378	378
Licensed stores	(2)	(12)	(1)	(20)	41	46
Total All Other Segments	(3)	(2)	8	1	419	424

Total Company	431	344	1,153	1,096	22,519	20,863
(1) Americas store data includes the closure of 132 Target Canada licensed stores in the second quarter of fiscal 2015.
(2) EMEA store data has been adjusted for the transfer of certain company-operated stores to licensed stores in the second and fourth quarters of fiscal 2014.
(3) China/Asia Pacific store data includes the transfer of 1,009 Japan stores from licensed stores to company-operated as a result of the acquisition of Starbucks Japan in the first quarter of fiscal 2015.
(4) China/Asia Pacific store data has been adjusted for the transfer of certain company-operated stores to licensed stores in the fourth quarter of fiscal 2014.

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Non-GAAP Disclosure

In addition to the GAAP results provided in this release, the company provides consolidated non-GAAP earnings per share ("non-GAAP EPS") for Q4 and full year fiscal 2014, consolidated non-GAAP operating income, non-GAAP operating margin and non-GAAP EPS for Q3 fiscal 2015, China/Asia Pacific (“CAP”) segment non-GAAP operating income and non-GAAP operating margin for Q3 fiscal 2015, and projected consolidated non-GAAP EPS for Q4 and full year fiscal 2015. These non-GAAP financial measures are not in accordance with, or alternatives for, generally accepted accounting principles in the United States. The GAAP measures most directly comparable to non-GAAP operating income, non-GAAP operating margin, and non-GAAP EPS are operating income, operating margin, and diluted net earnings per share, respectively. The company’s management believes that providing these non-GAAP financial measures better enables investors to understand and evaluate the company’s historical and prospective operating performance.

The consolidated Q4 and full year fiscal 2014 non-GAAP EPS excludes the net benefit from transactions in Q4 fiscal 2014. The consolidated full year fiscal 2014 non-GAAP EPS also excludes the benefit recognized from a Kraft related litigation credit in Q1 fiscal 2014. The net benefit from transactions in Q4 fiscal 2014 includes a gain on the sale of our Malaysia equity method investment, partially offset by a loss on the sale of our Australia retail operations and transaction costs incurred related to the acquisition of Starbucks Japan. Management excludes these items because they believe the impacts do not reflect expected future gains or expenses and do not contribute to a meaningful evaluation of the company’s future operating performance or comparisons to the company’s past operating performance.

The consolidated Q3 fiscal 2015 non-GAAP financial measures exclude certain Starbucks Japan acquisition-related items, specifically amortization expense from acquired intangible assets and transaction and integration costs. The Q3 fiscal 2015 CAP segment non-GAAP financial measures exclude the amortization expense from acquired intangible assets related to the acquisition of Starbucks Japan. Management excludes the acquisition-related transaction costs described above because they believe these items do not reflect expected future expenses and do not contribute to a meaningful evaluation of the company’s future operating performance or comparisons to the company’s past operating performance. In addition, management believes it is useful to exclude the integration costs and the amortization of the acquired intangible assets when evaluating performance because they are not representative of our core business operations. Although these items will affect earnings per share beyond fiscal 2015, the majority of these costs will be recognized over a finite period of time. More specifically, the amounts of the acquired intangible assets are specific to the transaction and the related amortization was fixed at the time of acquisition and generally cannot subsequently be changed or influenced by management in a future period. Therefore, these items do not contribute to a meaningful evaluation of the company’s fiscal 2015 operating performance or comparisons of the company’s fiscal 2015 operating performance to the company’s past operating performance or, with respect to the CAP segment, to a meaningful evaluation of the CAP segment’s operating performance or comparisons to the CAP segment’s past operating performance.

The projected consolidated non-GAAP EPS for Q4 and full year fiscal 2015 exclude certain Starbucks Japan acquisition-related items comprised of projected amortization expense from acquired intangible assets and transaction and integration costs, as well as certain losses and costs related to the redemption of the company's $550 million of 6.250% 2017 Senior Notes in Q4 fiscal 2015. Losses and costs related to the redemption are included as debt extinguishment-related items. The projected consolidated non-GAAP EPS for full year fiscal 2015 also excludes the gain in Q1 related to the fair value adjustment of Starbucks 39.5% ownership in Starbucks Japan prior to the acquisition. Management is excluding the Starbucks Japan acquisition-related items from our projected non-GAAP measures for the same reasons described above. Additionally, management is excluding the fair value gain and debt extinguishment-related items because they believe these items do not reflect future gains, losses or expenses and do not contribute to a meaningful evaluation of the company's future operating performance or comparisons to the company's past operating performance.

These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP. Other companies may calculate these non-GAAP financial measures differently than the company does, limiting the usefulness of those measures for comparative purposes.

STARBUCKS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(unaudited)

	Quarter Ended
	Jun 28, 2015	Jun 29, 2014	Change
Consolidated
Operating income, as reported (GAAP)	$938.6	$768.5	22.1%
Starbucks Japan acquisition-related items - other(1)	11.5	—
Non-GAAP operating income	$950.1	$768.5	23.6%

Operating margin, as reported (GAAP)	19.2%	18.5%	70 bps
Starbucks Japan acquisition-related items - other(1)	0.2	—
Non-GAAP operating margin	19.5%	18.5%	100 bps

Diluted net earnings per share, as reported (GAAP)	$0.41	$0.34	20.6%
Starbucks Japan acquisition-related items - other(1)	0.01	—
Non-GAAP net earnings per share	$0.42	$0.34	23.5%

China/Asia Pacific (CAP)
Operating income, as reported (GAAP)	$150.0	$100.8	48.8%
Starbucks Japan amortization expense of acquired intangibles	11.0	—
Non-GAAP operating income	$161.0	$100.8	59.7%

Operating margin, as reported (GAAP)	23.0%	35.0%	(1,200) bps
Starbucks Japan amortization expense of acquired intangibles	1.7	—
Non-GAAP operating margin	24.7%	35.0%	(1,030) bps
(1) Includes ongoing amortization expense of acquired intangible assets and transaction and integration costs.

	Quarter Ended
	Sep 27, 2015	Sep 28, 2014
Consolidated	(Projected)	(As Reported)	Change
Diluted net earnings per share (GAAP)	$0.38 - $0.39	$0.39	(3%) - 0%
Net benefit from transactions in Q4 2014(1)	—	(0.02)
Starbucks Japan acquisition-related items - other(2)	0.01	—
Debt extinguishment-related items(3)	0.03	—
Non-GAAP net earnings per share	$0.42 - $0.43	$0.37	14% - 16%

	Year Ended
	Sep 27, 2015	Sep 28, 2014
Consolidated	(Projected)	(As Reported)	Change
Diluted net earnings per share (GAAP)	$1.77 - $1.78	$1.35	31% - 32%
Litigation credit	—	(0.01)
Net benefit from transactions in Q4 2014(1)	—	(0.02)
Starbucks Japan acquisition-related items - gain(4)	(0.26)	—
Starbucks Japan acquisition-related items - other(2)	0.03	—
Debt extinguishment-related items(3)	0.03	—
Non-GAAP net earnings per share	$1.57 - $1.58	$1.33	18% - 19%
(1) The net benefit from transactions in Q4 2014 relates primarily to a $0.02 gain on the sale of our Malaysia equity method investment, partially offset by a loss on the sale of our Australia retail operations and transaction costs incurred in Q4 2014 related to the acquisition of Starbucks Japan.
(2) Includes ongoing amortization expense of acquired intangible assets and transaction and integration costs.
(3) Represents the loss on extinguishment of debt ($61.1M), which is comprised of the cost of the optional redemption provision, unamortized debt issuance costs, and unamortized discount associated with the $550 million of 6.250% 2017 Senior Notes redeemed in Q4 2015, as well as the related unamortized interest rate hedge loss ($2.0M), which will be recorded in interest expense.
(4) Gain represents the fair value adjustment of Starbucks preexisting 39.5% ownership interest in Starbucks Japan upon acquisition.

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